HALE AND DORR LLP
                               Counsellors At Law

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                       617-526-6000  FAX 617-526-5000


                                                          April 25, 2001



Securities and Exchange Commission
450 Fifth Street

Washington, D.C.  20549

         Re:      Post-Effective Amendment No. 3 to the Registration

                  Statement of The Wright Asset Allocation Trust (Trust) File Nos. 333-75181; 811-09263 (PEA no. 3)
                  -----------------------------------------------------

Gentlemen:

      Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 3 of its opinion, dated May 19, 1999, filed with the Securities and Exchange Commission on May 21, 1999, as exhibit no. (i)(1) to pre-effective amendment no. 1.

      The consent may not be used for any purpose other than as set forth above without our further consent.


                                                  Very truly yours,


                                               /s/ Hale and Dorr LLP
                                                  --------------------
                                                   Hale and Dorr LLP













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